                Unaudited Pro Forma Condensed Combined
                        Statement of Operations
                 For the year ended December 31, 1999

                                                      Perma-Fix      DSSI
(Amounts in Thousands)                                12/31/99     12/31/99     Adjustments     Pro Forma
_________________________________________________________________________________________________________
Revenues                                             $ 46,464     $ 10,129     $                 $ 56,593

Operating Expenses                                     44,894        7,301        1,294 (a)(c)     53,489

Management Fees                                                        238         (238) (c)             -
                                                     _________     ________     _______           ________

Income (Loss) before Taxes                               1,570       2,590       (1,056)            3,104

Income Tax Provision                                         -           -                              -
                                                     _________     ________     _______           ________
Net Income (Loss)                                        1,570       2,590       (1,056)            3,104

Preferred Stock Dividends                                 (308)          -                           (308)

Gain on Preferred Stock Redemption                         188                                        188
                                                     _________     ________     _______           _______
Net Income (Loss) Applicable to Common Stock         $   1,450     $ 2,590      $(1,056)          $ 2,984
                                                     =========     ========     ========          =======

Basic Net Income per Common Share                    $    0.08                                    $  0.17
                                                     =========                                    =======
Diluted Net Income per Common Share                  $    0.07                                    $  0.14
                                                     =========                                    =======

Weighted Average Number of Shares and
   Potential Common Shares Used in Computing
   Net Income per Share

      Basic                                             17,488                                     17,488
                                                      ========                                    =======
      Diluted                                           21,224                                     21,224
                                                      ========                                    =======

                Unaudited Pro Forma Condensed Combined
                             Balance Sheet
                             June 30, 2000

                                                      Perma-Fix      DSSI
(Amounts in Thousands)                                 6/30/00     6/30/00     Adjustments     Pro Forma
_________________________________________________________________________________________________________
ASSETS
Current Assets
   Cash                                             $     391    $     221     $              $      612
   Restricted Cash equivalents and Investments             20            -                            20
   Accounts Receivable, net                            13,561        3,394                        16,955
   Inventories and Supplies                               163          445                           608
   Prepaid Expenses                                     1,470            -                         1,470
   Assets of Discontinued Operations                       48            -                            48
                                                    _________    _________     _________       _________
     Total Current Assets                              15,653        4,060             -          19,713

Property and Equipment, net                            23,705        1,865         4,523 (c)      30,093

Intangibles and Other Assets
   Permits, net                                         8,298            -         4,190 (c)      12,488
   Goodwill, net                                        6,997            -                         6,997
   Other Assets                                           624            -                           6240
                                                    _________     _________     _________       _________
      Total Other Assets                               15,919            -         4,190          20,109

        Total assets                                $  55,277     $  5,925      $  8,713       $  69,915
                                                    =========     =========     =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts Payable                                 $   7,510     $    177      $              $   7,687
   Accrued Payroll                                                     156                           156
   Accrued Disposal and Transportation                               1,175                         1,175
   Other Accrued Liabilities                            6,407          675          (151)(a)(c)    6,931
   Revolving Loan and Term Note Facility                  938            -                           938
   Current Portion of Long-Term Debt                    1,526            -         5,000 (a)       6,526
   Current Liabilities of Discontinued Operations         315            -                           315
                                                    _________     _________     _________      _________
     Total Current Liabilities                         16,696        2,183         4,849          23,728

Long-Term Liabilities
   Environmental Accruals                               3,764            -                         3,764
   Long Term Closure                                      972        1,150         2,956 (b)       5,078
   Payable to Parent                                        -       18,541       (18,541)(c)           -
   Long-Term Debt, less Current Portion                12,712            -         3,500 (a)      16,212
   Long-Term Liabilities of Discontinued Operations       654            -                           654
                                                    _________    _________      _________       _________
     Total Long-Term Liabilities                       18,102       19,691       (12,085)         25,708
                                                    _________    _________      _________       _________
        Total Liabilities                              34,798       21,874        (7,236)         49,436

Stockholders' Equity
   Preferred Stock                                          -            -                             -
   Common Stock                                            23            -                            23
   Additional Paid-in Capital                          43,254        8,846        (8,789)(c)      43,311
   Accumulated Deficit                                (20,936)     (24,795)       24,738 (c)     (20,993)
                                                    _________     _________     _________       _________
                                                       22,341      (15,949)       15,949          22,341
   Less Common Stock in Treasury at cost               (1,862)                                    (1,862)

                                                    _________     _________     _________       _________
     Total Stockholders' Equity                        20,479      (15,949)       15,949           20,479
                                                    _________     _________     _________       _________

     Total Liabilities and Stockholders' Equity    $   55,277     $  5,925     $   8,713        $  69,915
                                                    =========      ========     =========        ========

                Unaudited Pro Forma Condensed Combined
                        Statement of Operations
                For the six months ended June 30, 2000

                                                      Perma-Fix      DSSI
(Amounts in Thousands)                                 6/30/00      6/30/00     Adjustments     Pro Forma
_________________________________________________________________________________________________________
Revenues                                             $ 28,081     $  2,788     $                 $ 30,869

Operating Expenses                                     28,206        2,873          655 (a)(c)     31,734

Management Fees                                                        194         (194) (c)             -
                                                     _________     ________     _______           ________

Income (Loss) before Taxes                                (125)       (279)        (461)             (865)

Income Tax Provision                                         -           -                              -
                                                     _________     ________     _______           ________
Net Income (Loss)                                         (125)       (279)        (461)             (865)

Preferred Stock Dividends                                 (104)          -                           (104)
                                                     _________     ________     _______           _______
Net Income (Loss) Applicable to Common Stock         $    (229)    $   (279)   $   (461)          $  (969)
                                                     =========     ========     ========          =======

Basic Net Income per Common Share                    $    (.01)                                   $  (.05)
                                                     =========                                    =======
Diluted Net Income per Common Share                  $    (.01)                                   $  (.05)
                                                     =========                                    =======

Weighted Average Number of Shares and
   Potential Common Shares Used in Computing
   Net Income per Share

      Basic                                             21,279                                     21,279
                                                      ========                                    =======
      Diluted                                           21,279                                     21,279
                                                      ========                                    =======

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note I - Basis of Presentation

The unaudited pro forma balance sheet combines the historical consolidated balance sheet of Perma-Fix Environmental Services, Inc. at June 30, 2000, with the historical balance sheet of Diversified Scientific Services, Inc.
(DSSI), a wholly-owned subsidiary of Waste Management, Inc. at June 30, 2000. The unaudited pro forma statements of income combine the historical consolidated statements of operations of Perma-Fix Environmental Services, Inc. for the quarter and six months ended June 30, 2000, with the historical statements of income for DSSI for the quarter and six months ended June 30, 2000. Certain amounts reflected in the historical financial statement presentations of both companies have been reclassified to conform to the unaudited pro forma condensed combined presentation.

The unaudited pro forma financial statements exclude the effect of any operating income improvements which may be achieved upon combining the resources of the companies and exclude costs associated with the integration and consolidation of the companies which are not presently estimable.

Note 2 - Pro Forma Adjustments

Perma-Fix Environmental Services, Inc. acquired DSSI on August 31, 2000, in a transaction accounted for as a purchase. The pro forma adjustments consist of the following:

     (a) Debt was recorded in the amount of $8,500,000 (representing the purchase price) pursuant to the merger agreement, including two short-term interim financing notes totaling $5,000,000 and a five-year promissory note, totaling $3,500,000.

     (b) Long term closure reserve was increased to reflect the current estimate of the potential future liability to close and remediate this facility, determined pursuant to RCRA guidelines, should such a cessation of operations ever occur.

     (c) This transaction is accounted for as a purchase transaction and the following adjustments were made:
          * Excess of the purchase price over the net assets acquired of $5,400,000 was assigned to the permits acquired and will be amortized over a 20 year life;
          *    All stockholders' equity accounts of DSSI were eliminated;
          *    Closing costs are estimated at approximately $275,000;
          * DSSI property, plant and equipment was written up by $4,531,000 to fair market value of $5,832,000; and
          *    All inter-company allocations were eliminated.

Note 3 - Federal Income Tax Consequences of the Merger

The unaudited pro forma financial statements assume that the merger qualifies as a taxable transaction for federal income tax purposes. Any potential taxable income has been offset against the net operating losses
(NOL) carry forward and therefore no provision has been made for income taxes.